UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 11, 2021

Verb Technology Company, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

782 S. Auto Mall Drive, American Fork, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 Common Stock Purchase Warrants	VERB VERBW	The Nasdaq Stock Market LLC The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Registered Direct Offering

On March 11, 2021, Verb Technology Company, Inc., a Nevada corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) which provides for the sale and issuance by the Company of an aggregate of 9,375,000 shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) at an offering price of $1.60 per share for gross proceeds of approximately $15.0 million before deducting the placement agent’s fees and estimated offering expenses (the “Registered Direct Offering”). The Company intends to use the net proceeds from the Registered Direct Offering for working capital and general corporate purposes. The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, and customary indemnification obligations of the Company.

On the same date, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”). Pursuant to the terms of the Placement Agency Agreement, the Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares in the Registered Direct Offering. The Company will pay the Placement Agent a cash fee equal to 6.0% of the gross proceeds from the sale of the Shares and to reimburse the Placement Agent for certain expenses. The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary representations and warranties of the Placement Agent, customary conditions to closing, and customary indemnification obligations of the Company.

The Registered Direct Offering is being made pursuant to a Registration Statement (File No. 333-252167) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on January 15, 2021 and declared effective on January 22, 2021.

The Placement Agency Agreement and Purchase Agreement are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the terms of the Placement Agency Agreement and Purchase Agreement set forth above are qualified in their entirety by reference to such exhibits.

Item 8.01. Other Events.

The Company issued a press release announcing the pricing of the Registered Direct Offering on March 11, 2021. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description

1.1	Placement Agency Agreement, dated March 11, 2021

5.1	Opinion of Stradling Yocca Carlson & Rauth, P.C.

10.1	Securities Purchase Agreement, dated March 11, 2021

23.1	Consent of Stradling Yocca Carlson & Rauth, P.C. (included in Exhibit 5.1)

99.1	Pricing Press Release, dated March 11, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2021	Verb Technology Company, Inc.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	Chairman, Chief Executive Officer and President